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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus of Cardima, Inc. for the registration of 8,604,806 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the financial statements of Cardima, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
March 19, 1999